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                                                                   Exhibit 23.03

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Brooks Automation, Inc. of our report dated December 13, 1999, relating to the financial statements prepared in conformity with German GAAP of the Infab Group which appear in Brooks Automation, Inc.'s
Report on Form 8-K/A, Amendment No. 1 to the Current Report, dated December 14, 1999.


Stuttgart, July 27, 2000

                                   Dr. Ebner, Dr. Stolz and Partner GmbH
                                   Auditors
                                   Tax Consultants

                                   By: /s/ Dr. Wolfgang Russ
                                      ----------------------------------
                                       Dr. Wolfgang Russ
                                       Auditor